EXHIBIT A


                                     BY-LAWS

                                       OF

                        CHIEF CONSOLIDATED MINING COMPANY

                             AN ARIZONA CORPORATION

                     (AS AMENDED THROUGH DECEMBER 29, 1999)


                                   ARTICLE I

                                     OFFICES

         SECTION 1. PRINCIPAL OFFICE. The principal office of the Company within the State of Arizona shall be located in Tucson, Arizona.

         SECTION 2. OTHER OFFICES. The principal place of business of this Corporation shall be in the City of Phoenix, Maricopa County, Arizona, or such other place in Arizona as the Board of Directors may from time to time select. The Corporation may also establish branch offices at such other places as the Board of Directors may select and any and all business of the Company may be transacted, and meetings of the Stockholders and Directors may be held thereat, with the same effect as though done or held at the principal office.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. ANNUAL MEETINGS. The annual meeting of the stockholders shall be held in Phoenix, Arizona or at such other place in Arizona or elsewhere in the United States as the Board of Directors shall determine in advance of such meeting and upon proper notice to stockholders, on the third Tuesday in May of each year, for the election of directors and for the transaction of such other business as may properly come before said meeting.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders shall be held in Phoenix, Arizona, or at such other place as shall be specified or fixed in a notice thereof. Such meetings of the stockholders may be called at any time by the President or by the Board of Directors, or a majority thereof, and shall be called on the written request of the holders of record of at least one-fourth of the numbers of shares of the Company then outstanding and entitled to vote, which written request shall state in general terms the object of such meeting.

         SECTION 3. NOTICE OF MEETING. A written or printed notice of each annual or special meeting of the stockholders of the Company, signed by the President, Vice-President, Secretary or Treasurer, which shall state the time, place and purpose of such meeting, shall be delivered either personally or by mail, not less than ten nor more than forty days before the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the stock transfer books of the
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Company. Any stockholder may at any time, by a duly signed statement, in writing to that effect, waive any statutory or other notice of any meeting, whether such statement be signed before or after such meeting.

         SECTION 4. CHAIRMAN OF THE MEETING. the President, or in his absence, a Vice President, or in his absence, the Secretary shall preside at all meetings of the stockholders; and in the absence of the President, Vice Presidents and Secretary, the Board of Directors may appoint any officer of the Company or stockholder to act as chairman of the meeting.

         SECTION 5. SECRETARY OF THE MEETING. The Secretary of the Company shall act as secretary of all meetings of the stockholders; and, in his absence, the chairman may appoint any person to act as secretary of the meeting.

         SECTION 6. QUORUM. at all stockholders' meetings the presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn to some future time not less than six nor more than twenty days later and the Secretary shall thereupon give at least three days' notice by mail to each stockholder entitled to vote who was absent from such meeting.

         SECTION 7. MODE OF VOTING. at all meetings of the stockholders the voting may be viva voce, but any qualified voter may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and, if such ballot be cast by a proxy, it shall also state the name of such proxy, provided, however, that the mode of voting prescribed by statute for any particular case shall be in such case followed.

         SECTION 8. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after six months from the date of its execution, unless otherwise expressly provided in the proxy.

         SECTION 9. VOTING STOCKHOLDERS. At all meetings of stockholders, every registered owner of shares entitled to vote, as provided in Section 5 of Article VI, may vote in person or by proxy; but, nevertheless, subject to the provisions of SECTION 11 of this ARTICLE II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at the meeting of stockholders.

         SECTION 10. VOTING OF CERTAIN SHARES. Shares of its own stock belonging to the Company shall not be voted directly or indirectly at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         SECTION 11. CUMULATIVE VOTING. At each election for directors, every stockholder entitled to vote at such election shall have the right to cast as many votes in the aggregate, in person or by proxy, as he shall be entitled to vote multiplied by the number of directors to be elected at such election; and each stockholder may cast the whole number of vote for one candidate, or distribute such votes among two or more candidates; and such directors shall not be elected otherwise.
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                                  ARTICLE III

                                    DIRECTORS

         SECTION 1. DUTIES OF DIRECTORS. The Board of Directors shall have the control and general management of the affairs, property and business of the Company. Such directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct for their meetings and the management of the Company, as they may deem proper, not inconsistent with these By-laws and the laws of the State of Arizona.

         SECTION 2. NUMBER. The affairs and business of the Company shall be managed by a Board of not less than three (3) persons, nor more than seven (7) persons; directors shall be stockholders of record.

         SECTION 3. ELECTION. The directors of the Company shall be elected at the annual meeting of stockholders, except as hereinafter otherwise provided for filling vacancies. Each director shall hold office for a term of one year and until his successor shall have been duly chosen and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 4. VACANCIES IN THE BOARD. Whenever any vacancy shall occur in the Board of Directors, by reason of death, resignation, or increase in the number of directors or otherwise, it may be filled by a majority of the remaining directors, though less than a quorum, for the balance of the term except that, in the case of an increase in the number of directors, such vacancy may be filled only until the next annual meeting of stockholders, at which time the vacancy shall be filed by vote of the stockholders.

         SECTION 5. DIRECTORS' MEETINGS.

                  (a) Annual Meetings: The annual meeting of the Board of Directors shall be held within ten (10) days after the date upon which the annual stockholders meeting is held for the purpose of the organization of the Board and election or appointment of officers for the ensuing year and for the transaction of such other business as may conveniently and properly be brought before such meeting. The exact time and place of such meeting shall be contained within the notice of said meeting.

                  (b) Regular Meetings: Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution prescribe and when so resolved no further notice of such regular meetings need be given.

                  (c) Special Meetings: Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, or by one-third of the directors for the time being in office. The Secretary shall give notice of the time, place, and purpose or purposes of each special meeting by mailing the same at least ten days
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         before the meeting or by telephoning or telegraphing the same at least two days before the meeting to each director.

         In addition, the Board of Directors may meet to transact business at any time and place without notice, provided that every member of the Board shall be present, or that any member or members not present shall either before or after such meeting, waive notice thereof in writing.

         SECTION 6. CHAIRMAN. The Chairman of the Board of Directors shall preside at all directors' meetings. In his absence, the President shall preside, or a Vice President, in the absence of the President.

         SECTION 7. QUORUM AND MANNER OF ACTING. A majority of the directors shall constitute a quorum for the transaction of business at any meeting and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum the majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice or any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.

         SECTION 8. REMOVAL OF DIRECTORS. Any one or more of the directors may be removed either with or without cause, at any time by a vote of the stockholders holding a majority of the stock, and at any special meeting called for that purpose.

         SECTION 9. VOTING. At all meetings of the Board of Directors, each director is to have one vote.

         SECTION 10. FEES. The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors and shall be reimbursed by the Company for ordinary and reasonable expenses incurred in the performance of their duties.

         SECTION 11. INDEMNIFICATION. The Company shall indemnify each director or officer and former director or officer, his heirs, administrators and executors, against all judgments, claims, liabilities, penalties, costs and expenses, including legal fees, imposed upon or reasonably incurred by him in connection with any claim, action, suit or proceeding, or the settlement or compromise thereof (other than amounts paid to the Company itself), in which claim, action, suit or proceeding he may be involved by reason of his being or having been a director or officer of the Company acting within the scope of his duties as such, or by reason of his being or having been, at the request of the Company, a director or officer of any other corporation of which the Company is a shareholder or creditor; provided, however, that such indemnification is dependent upon a good faith determination by a majority of a disinterested quorum of the Board of Directors, or, if there be no such disinterested quorum, then a majority of a committee of three appointed by the stockholders, that such person seeking indemnification did not act, fail to act or refuse to act, willfully or with gross negligence or with fraudulent criminal intent with regard to the matter involved in the action. The foregoing right of indemnification is not exclusive of other rights to which any director or officer may be or become entitled by law, vote of stockholders or otherwise.

                                   ARTICLE IV

                                   COMMITTEES

         SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may appoint from among its members an Executive Committee of not less than two nor more than four members, one of whom shall be the President, and shall designate one of such members as Chairman. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during intervals between meetings.

         SECTION 2. OTHER COMMITTEES. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consists of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors, but as such ex officio member, the President shall have no vote and shall not be counted for quorum purposes.

         SECTION 3. APPROVAL OF THE BOARD. A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

                                   ARTICLE V

                                    OFFICERS

         SECTION 1. NUMBER. The officers of the Company shall be a Chairman of the Board of Directors, a President, a Secretary and a Treasurer, and such other officers, including one or more Vice Presidents, as the Board of Directors may from time to time elect. One person may hold the office and perform the duties of one or more of said officers, except those of President and Vice President, and except those of President or Vice President and Secretary.

         SECTION 2. ELECTION, TERM OF OFFICE, QUALIFICATION AND VACANCIES. The officers of the Company shall be chosen by the Board of Directors and they shall be elected annually at the first meeting of the Board of Directors held after each annual meting of the stockholders, except as hereinafter otherwise provided for filling vacancies. Each officer shall hold his office until his successor shall have been duly chosen and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

         The Board of Directors may remove any officer at any time, with or without cause, by a majority of those present. All vacancies in any office shall be filled by the Board of Directors without undue delay, at any regular meeting, or at a meeting specially called for that purpose.
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         SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board of
Directors shall preside at all directors' meetings and shall perform such other duties and services as may be assigned to him from time to time by the Board of Directors.

         SECTION 4. THE PRESIDENT. The President shall be the chief executive officer of the Company and shall have general supervision over the business of the Company and over its several officers, subject, to the control of the Board of Directors. He may sign, with the Secretary, or any other proper officer of the Company thereunto authorized by the Board of Directors, certificates for shares of the Company; he may sign, with the Secretary or the Treasurer, checks drawn against the Company's Bank Account; he may sign and execute in the name of the Company, deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Company; and in general, he shall perform all duties incident to the duties of President, and such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 5. VICE-PRESIDENTS. A designated Vice-President shall in the absence of the President or in the incapacity of the President, or as ordered by the Board of Directors, perform the duties of the President, or such other duties or functions as may be given to him by the Board of Directors from time to time. The Vice-Presidents, in the order designated by the Board of Directors, shall perform the duties of President in the absence or incapacity of the President. Each Vice-President shall have such powers and discharge such duties as may be assigned to him by the Board of Directors from time to time.

         SECTION 6. TREASURER. The Treasurer shall have the care and custody of all funds and securities of the Company and deposit the same in the name of the Company in such bank or trust company as the Board of Directors may designate; he may sign or countersign all checks, drafts and orders for the payment of money, and may pay out and dispose of the same under the direction of the Board of Directors, and may sign or countersign all notes or other obligations of indebtedness of the Company; he may sign, with the President or Vice-president, certificates for shares of the Company; he shall, upon the written demands of any shareholder or director, open the books of account, the share register or duplicate share register, the minutes and proceedings of the shareholders and the Board of Directors and of the Executive Committees of the directors, at any reasonable time, for a purpose reasonably related to the interests of said shareholder or director; and he shall, in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Board of Directors in its discretion may require of each officer authorized to disburse the funds of the Company a bond in such amount as it may deem adequate.

         SECTION 7. SECRETARY. The Secretary shall keep the minutes of the meetings of the Board of Directors, and also the minutes of the meetings of stockholders; he shall attend to the giving and serving of all notices of the Company, and shall affix the seal of the Company to all certificates of stock, when signed and countersigned by the duly authorized officers; he may sign or countersign all checks, drafts and orders for the payment of money; he shall have charge of the certificate book and such other books and papers as the Board may direct; he shall keep a stock book containing the names, alphabetically arranged, of all persons who are stockholders of the Company, showing their places of residence, the number of shares of stock held by them respectively, the time when they respectively became the owners thereof, and the amount paid thereon; and he shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 8. OTHER OFFICERS. The Board of Directors may authorize and empower other persons or other officers appointed by it to perform the duties and functions of the officers specifically designated above by special resolution in each case.

         SECTION 9. SALARIES. Salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Company.

                                   ARTICLE VI

                                  CAPITAL STOCK

         SECTION 1. CERTIFICATES FOR SHARES. Certificates for shares of the Company shall be in such form as shall be approved by the Board of Directors. The certificates shall be numbered in the order of their issue, shall be signed by the President or the Vice-President and by the Secretary or by such other persons or officers as may be designated by the Board of Directors; provided, however, that no certificates shall be both signed and countersigned by the same person; and the seal of the Company shall be affixed thereto, or printed thereon.

         SECTION 2. TRANSFER OF STOCK. The stock of the Company shall be assignable and transferable on the books of the Company only by the person in whose name it appears on said books, or his legal representatives. In case of transfer by attorney, the power of attorney, duly executed and acknowledged shall be deposited with the Secretary. In all cases of transfer the former certificate must be surrendered and canceled before a new certificate be issued. No transfer shall be made upon the books of the Company within ten (10) days next preceding the annual meeting of the stockholders.

         SECTION 3. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws or with the Articles of Incorporation of the Company, concerning the issue, transfer and registration of certificates for shares of the Company, including the issuance of additional stock, preferred as to dividends or assets, in accordance with authority granted in the Articles of Incorporation and By-Laws. It may appoint a transfer agent or a registrar of transfers or both, and it may require all certificates to bear the signature of either or both.

         SECTION 4. PAYMENT ON SUBSCRIPTIONS. Subscriptions to the shares of the Company shall be paid to the Treasurer at such time or times, and in such installments, as the Board of Directors may by resolution require.

         SECTION 5. STOCK TRANSFER RECORDS. The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding 40 days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding 40 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend of the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payments of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Company after any such record date as herein provided.

                                  ARTICLE VII

                                    DIVIDENDS

         If the Board of Directors in its judgement determines that the affairs of the Company render such action proper or advisable, the Board may, from time to time, declare, and the Company may pay, dividends on its outstanding shares of record, as determined by Section 5 of ARTICLE IV, in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                  ARTICLE VIII

                       EXECUTION OF CORPORATE INSTRUMENTS

         All checks or other orders of the Company drawn upon any bank account of the Company, and any and all other instruments or documents in connection with or pertaining to any such bank account, shall be signed and executed in the manner prescribed in the resolutions of the Board of Directors designating the said Bank as a depository of the Company. All other contracts or instruments in writing which obligate of bind the Company, shall be made in the name of the Company, and shall be signed by the President and attested by the Secretary. By special resolution of the Board of Directors any other officer or officers of the Company may be designated to sign or countersign any particular contract or instrument.

                                   ARTICLE IX

                                      SEAL

         The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Company and the words and figures "INCORPORATED 1909, ARIZONA", or words and figures of similar import.

                                   ARTICLE X

                                   FISCAL YEAR

         The fiscal year of the Company shall end on the 31st day of December of each year.

                                   ARTICLE XI

                                   AMENDMENTS

         The Board of Directors shall have the power to add any provision to or to alter or repeal any provision of these By-Laws by the vote of a majority of all of the directors at any regular or special meeting of the Board, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of the Board. The stockholders may alter or repeal any provision of these By-laws by the vote of a majority of the stockholders at any meeting, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of stockholder.